EXHIBIT 99




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                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                               Shares Common Stock

       THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS".

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This Prospectus relates to shares of this common stock of Luna Technologies International, Inc. (the "Company") which may be issued pursuant to certain employee incentive plans adopted by the Company. The employee incentive plans provide for the grant, to selected employees of the Company and other persons, of either stock bonuses or options to purchase shares of the Company's common stock. Persons who receive shares pursuant to the Plans and who are offering such shares to the public by means of this Prospectus are referred to as the "Selling Shareholders".

      The Company has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. In some cases the plans described above are collectively referred to as the "Plans". The terms and conditions of any stock bonus and the terms and conditions of any options, including the price of the shares of common stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the stock bonus or stock option agreements between the Company and the Plan participants.

      The Selling Shareholders may offer the shares from time to time in negotiated transactions in the over-the-counter market, at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through securities broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution".

      The Company's common stock is quoted on the OTC Bulletin Board under the symbol "LTII." On October 17, 2005 the closing bid price for one share of the Company's common stock was $0.22.




                The date of this Prospectus is October __, 2005.

      None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisers to the Selling Shareholders). The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

                              AVAILABLE INFORMATION

      The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied, at prescribed rates, at Room 1024 of the Commission's office at 100 F Street, NE, Washington, D.C. 20549. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. The Company has filed with the Commission a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement of which this Prospectus forms a part and exhibits thereto which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus).

      Requests should be directed to:

                      Luna Technologies International, Inc.
                                61A Fawcett Road
                           Coquitlam, British Columbia
                                 Canada V3K 6V2
                                 (888) 955-8883
                              Attention: Secretary

     The  following   documents   filed  with  the  Commission  by  the  Company
(Commission  File No.  0-26947) are hereby  incorporated  by reference into this
Prospectus:

(1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.


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(2) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005.

(3) Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005.


      All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


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                                TABLE OF CONTENTS
                                                                       PAGE

THE COMPANY...................................................

RISK FACTORS .................................................

COMPARATIVE SHARE DATA .......................................

USE OF PROCEEDS ..............................................

SELLING SHAREHOLDERS .........................................

PLAN OF DISTRIBUTION .........................................

DESCRIPTION OF COMMON STOCK ..................................

EXPERTS.......................................................

GENERAL ......................................................





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                                   THE COMPANY

      The Company was incorporated on March 25, 1999 in Delaware to develop, manufacture and sell photoluminescent products (High Performance Photoluminescent Lighting) used for emergency lighting, signs and markings, wayfinding systems and novelty products with applications in marine, commuter, rail, subway, building and toy markets. The Company conducts business in Canada through its wholly-owned Canadian subsidiary, Luna Technologies (Canada) Ltd.

      Although many people associate the word "photoluminescence" with "glow-in-the-dark" toys and novelties, in the lighting industry, photoluminescent products such as marker tapes and signs are commonly used to delineate emergency escape routes and danger areas, and to mark equipment, pipes, tools and working and accident prevention clothing.

      Most photoluminescent products are composed of inorganic pigments that can be incorporated into paint, plastic films, enamels, and flexible and rigid molded plastics. Typical products include adhesive vinyl tapes, rigid polyvinyl chloride (PVC) marker strips, and silk-screened plastic signage.
Photoluminescent enamel-coated sheet metal and ceramic products are also available.

      The main pigment commonly used in photoluminescent glow-type products is a zinc sulphide compound emitting a yellowish-green light. This material performs well when subjected to high ambient lighting levels but the decay rate is rather rapid. Strontium Aluminate is more expensive than zinc sulphide and takes slightly longer to charge, but can "store" more light, making it much more suitable for use in locations where ambient light levels are low. Strontium Aluminate also offers much brighter and longer-lasting photoluminescence. The decay curve for strontium-based products is measured in hours as opposed to minutes for zinc-based items.

      The Company's product, Lunaplast, uses Strontium Aluminate as a pigment, which is up to 20 x times brighter than commercial zinc sulphide products, and is clearly visible after many hours of total darkness.

      During the year ended December 31, 2004 the Company had sales of $537,165. During the six months ended June 30, 2005 the Company had sales of $338,474.

      During the year ended December 31, 2004 one customer accounted for 43% of the Company's gross revenues. During the six months ended June 30, 2005 two customers accounted for 76% of the Company's gross revenues. The loss of either of these customers would have a material adverse effect on the Company.

      The Company's executive offices are located at 61-A Fawcett Road, Coquitlam, British Columbia, Canada V3K 6V2. The Company's telephone number is
(888) 955-8883, its facsimile number is (604) 526-8995, its email address is info@lunaplast.com, and its web page address is www.lunaplast.com.



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                                  RISK FACTORS

      The securities being offered hereby are highly speculative and prospective investors should consider, among others, the following factors related to the business, operations and financial position of the Company.

History of Losses: The Company has never earned a profit. From the date of its incorporation and through June 30, 2005 the Company had cumulative losses of $(2,658,204). The Company expects to incur additional losses for an indefinite period thereafter. No assurance can be given that the Company's products will be manufactured and marketed successfully, or that the Company will ever earn a profit.

Offering Proceeds - Need for Additional Capital. This offering is being made on behalf of certain selling shareholders. The Company will not receive any proceeds from the sale of the shares offered by the selling shareholders. The Company will need additional capital in order to fund its operations. There can be no assurance that the Company will be able to obtain any additional funding which it may require.

Technological Change: The field in which the Company is involved may undergo rapid and significant technological change. The successful marketing of the Company's products will depend on its ability to be in the technological forefront of this field. There can be no assurance that the Company will achieve or maintain such a competitive position or that other technological developments will not cause the Company's proprietary technologies to become uneconomical or obsolete.

No Patent Protection: The Company's technology is not protected by any patent. Accordingly, there is no assurance that others may not acquire or independently develop the same or similar technology.

Dependence on Management: The Company is dependent upon the services and experience of its officers. The loss of the services of any officer could adversely affect the conduct of the Company's business.

Limited Market for Common Stock: There is, at present, only a limited market for the Company's common stock and there is no assurance that this market will continue. Trades of the Company's common stock are subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a


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standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for the Company's common stock. As a result of the foregoing, investors may find it difficult to sell their shares.

Dividends: The payment of dividends on the common stock rests with the discretion of the Board of Directors. Payment of dividends is contingent upon, among other things, future earnings, if any, and the financial condition of the Company, capital requirements, general business conditions, and other factors which cannot now be predicted. There can be no assurance that the future operations of the Company will be profitable or that dividends will ever be paid by the Company

Preferred Stock: The Company's Articles of Incorporation permit the Company's Board of Directors to issue up to 5,000,000 shares of Preferred Stock. The provisions of the Company's Articles of Incorporation relating to the Preferred Stock allow the Company's directors to issue Preferred Stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the Company's common stock. The issuance of Preferred Stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

                                 USE OF PROCEEDS

      All of the shares offered by this Prospectus are being offered by certain owners of the Company's common stock (the Selling Shareholders) and were issued by the Company in connection with the Company's Incentive Stock Option, Non-Qualified Stock Option or Stock Bonus Plans. None of the proceeds from the sale of the shares offered by this Prospectus will be received by the Company. Expenses expected to be incurred by the Company in connection with this offering are estimated to be approximately $10,000. The Selling Shareholders have agreed to pay all commissions and other compensation to any securities broker/dealers through whom they sell any of the Shares.



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                              SELLING SHAREHOLDERS

      The Company has issued (or may in the future issue) shares of its common stock to various persons pursuant to certain employee incentive plans adopted by the Company. The Company has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. In some cases these Plans are collectively referred to as the "Plans". A summary description of these Plans follows. The Plans provide for the grant, to selected employees of the Company and other persons, of either stock bonuses or options to purchase shares of the Company's common stock.

      Incentive Stock Option Plan. The Company's Incentive Stock Option Plan authorizes the issuance of shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

      Non-Qualified Stock Option Plan. The Company's Non-Qualified Stock Option Plan authorizes the issuance of shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plans. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Company's Board of Directors.

      Stock Bonus Plan. The Company's Stock Bonus Plan allows for the issuance of shares of Common Stock to the Company's employees, directors, officers, consultants and advisors, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Summary

      The following sets forth certain information as of October 18, 2005 concerning the stock options and stock bonuses granted by the Company pursuant to the Plans. Each option represents the right to purchase one share of the Company's common stock.

                                  Total      Shares                 Remaining
                                 Shares   Reserved for   Shares      Options/
                               Reserved   Outstanding   Issued As     Shares
Name of Plan                  Under Plans   Options    Stock Bonus  Under Plans
------------                  ----------- ------------ -----------  -----------

Incentive Stock Option Plan      750,000     340,000         N/A       105,000
Non-Qualified Stock Option
  Plan                        10,850,000     776,825         N/A     9,016,505
Stock Bonus Plan               1,650,000         N/A     877,812       772,188

      The Company's officers, directors and other persons listed below have received options or shares of the Company's common stock as a stock bonus:


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Incentive Stock Options

                         Shares                    Expiration  Options Expired/
                        Subject  Exercise  Date of   Date of    Exercised as of
Option Holder          To Option  Price     Grant    Option    October 18, 2005
-------------          --------- --------  ------- ----------  ----------------

Robert Kaul             340,000       (1)  8/08/05    8/08/10             --
Employee                  5,000    $0.50   3/04/03    3/04/04          5,000
Consultant              300,000    $0.23  10/07/04   10/07/06        300,000
                       -------
                       305,000

(1) The greater of $0.30 or the average of the immediately preceding ten day closing prices of the Company's common stock.

Non-Qualified Stock Options

                         Shares                    Expiration  Options Expired/
                        Subject  Exercise  Date of   Date of    Exercised as of
Option Holder          To Option  Price     Grant    Option    October 18, 2005
-------------          --------- --------  ------- ----------  ----------------

Scott Bullis           52,800     $0.35   07/26/04    08/26/07              --
Scott Bullis            6,400     $0.75   07/26/04    08/26/07              --
Scott Bullis          400,000     $0.35   07/26/04    08/26/07              --
Scott Bullis          200,000     $0.50   07/26/04    08/26/07              --
Kimberly Landry       359,000     $0.04   10/06/04    11/04/04         359,000
KimberlyLandry        130,000     $0.04   10/06/04    11/18/04         130,000
Kimberly Landry        11,000     $0.04   10/06/04    10/06/14              --

Other employees and
    consultants       674,295  $0.05/$0.50       *           *         567,670
                    ---------                                        ---------
                    1,833,495                                        1,056,670
                    =========                                        =========

*     Various dates

Stock Bonuses
                                     Shares Issued
Name                                 as Stock Bonus         Date Issued
----                                 --------------         -----------

Kimberly Landry                          205,000             10/04/04
Robert Humber                            100,000             10/04/04
Douglas Sinclair                         175,000             10/04/04
Kimberly Landry                           20,000             12/31/04
Kimberly Landry                           10,000             01/25/05
Other employees and consultants          367,812          Various dates
                                        --------
                                         877,812
                                        ========


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Selling Shareholders
--------------------

      Officers, directors and affiliates of the Company who may acquire shares of common stock pursuant to the Plans, and who are offering these shares of common stock to the public by means of this Prospectus, are referred to as the "Selling Shareholders".

      The following table provides certain information concerning the share ownership of the Selling Shareholders and the shares offered by the Selling Shareholders by means of this Prospectus.
                                                          Number of
                                                          Shares to
                    Number of     Number of Shares     be Beneficially
                     Shares        Being Offered        owned on Com-   Percent
Name of Selling   Beneficially   Option       Bonus     pletion of the    of
Shareholder          Owned      Shares(1)    Shares(2)     Offering      Class
---------------   ------------  ---------    ---------  --------------  -------

Kimberly Landry     2,130,000     11,000      235,000      1,895,000        20%
Scott Bullis               --    659,200           --             --        --
Robert Kaul                --    340,000           --             --        --

(1) Represents shares issuable upon exercise of stock options granted pursuant to the Plans.
(2)  Represents shares granted as a stock bonus.

     To allow the Selling Shareholders to sell their shares when they deem appropriate, the Company has filed a Form S-8 registration statement under the Securities Act of 1933, of which this Prospectus forms a part, with respect to the resale of the shares from time to time in the over-the-counter market or in privately negotiated transactions.

                              PLAN OF DISTRIBUTION

      The Selling Shareholders may sell the Shares offered by this Prospectus from time to time in negotiated transactions in the over-the-counter market at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker/ dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker/dealers may act as agent or to whom they may sell, as principal, or both (which compensation as to a particular broker/ dealer may be in excess of customary compensation).

      The Selling Shareholders and any broker/dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholders and any securities


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broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

      The Company has advised the Selling Shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act of 1933. The Company has also advised each Selling Shareholder that in the event of a "distribution" of the shares owned by the Selling Shareholder, such Selling Shareholder, any "affiliated purchasers", and any broker/ dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". The Company has also advised the Selling Shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.

      Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. If Rule 102 applies to the offer and sale of any of the Shares, then participating broker/dealers will be obligated to cease market-making activities nine business days prior to their participation in the offer and sale of such Shares and may not recommence market-making activities until their participation in the distribution has been completed. If Rule 102 applies to one or more of the principal market makers in the Company's Common Stock, the market price of such stock could be adversely affected. See "RISK FACTORS".

                            DESCRIPTION OF SECURITIES

Common Stock

      The Company is authorized to issue 30,000,000 shares of common stock. Holders of common stock are entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed, which allows the holders of a majority of the outstanding common stock to elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available for the payment of dividends and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

      Holders of common stock do not have preemptive rights to subscribe to additional shares issued by the Company

      The shares of common stock offered by this prospectus are fully paid and non-assessable.



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Preferred Stock
---------------

      The Company's Articles of Incorporation authorize the issuance of up to 5,000,000 shares of preferred stock. The Company's Board of Directors have the authority to issue the preferred stock from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, qualifications, limitations, or restrictions thereof as they determine, within the limitations provided by statute.

      The provisions in the Company's Certificate of Incorporation relating to the preferred stock will allow the Company's directors to issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the Company's common stock. The issuance of preferred stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

Transfer Agent
--------------

            Corporate Stock Transfer
            3200 Cherry Creek Drive South
            Suite 430
            Denver, CO 80209
            Telephone Number (303) 282-4800
            Facsimile Number (303)  282-5800


                                LEGAL PROCEEDINGS

     The Company is not involved in any pending or threatened legal proceeding.

                                     EXPERTS

      The financial statements as of December 31, 2004 and for each of the two years in the period ended December 31, 2004 incorporated by reference in this prospectus from the Company's annual report on Form 10-KSB have been audited by Dale Matheson Carr-Hilton Labonte, independent registered public accountants, as stated in their report dated March 31, 2005 which is incorporated herein by reference, and have been so incorporated in reliance upon the report of Dale Matheson Carr-Hilton Labonte given upon their authority as experts in accounting and auditing.

                                     GENERAL

      The Delaware General Corporation Law provides that the Company may indemnify its directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them as a result of their being or having been Company directors or officers unless, in any such action, they have acted with gross negligence or willful misconduct. Officers and Directors are not entitled to be indemnified for claims or losses resulting from a breach of their duty of loyalty to the Company, for acts or


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omissions not in good faith or which involve intentional misconduct or a knowing violation of law or a transaction from which the director derived an improper personal benefit. Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to the Company's directors and officers, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of l933, and is, therefore, unenforceable.

      No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with this offering and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling shareholders. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the affairs of L.A.M. since the date hereof or that any information contained herein is correct as to any time subsequent to its date.

      All dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




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                                 PLAN PROSPECTUS
                     Luna Technologies International, Inc.
                                61A Fawcett Road
                           Coquitlam, British Columbia
                                 Canada V3K 6V2
                                 (888) 955-8883


                                  COMMON STOCK

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This Prospectus relates to shares of the common stock of the Company (the "Company") issuable pursuant to certain employee incentive plans adopted by the Company. The employee incentive plans provide for the grant, to selected employees of the Company and other persons, of either stock bonuses or options to purchase shares of the Company's Common Stock. The employee incentive plans benefit the Company by giving selected employees and other persons having a business relationship with the Company a greater personal interest in the success of the Company.

      Shares of Common Stock reserved under the Company's Incentive Stock Option Plan are offered to those employees of the Company who hold options (or may in the future hold options) to purchase such shares granted by the Company pursuant to its Incentive Stock Option Plan.

      Shares of Common Stock reserved under the Company's Non-Qualified Stock Option Plan are offered to those persons who hold options (or may in the future hold options) to purchase such shares granted by the Company pursuant to its Non-Qualified Stock Option Plan.

      Shares of Common Stock reserved under the Stock Bonus Plan are offered to those persons granted shares of Common Stock pursuant to the Company's Stock Bonus Plans.

      This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.

                The date of this Prospectus is October __, 2005.


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



    The Company's Incentive Stock Option Plan, Non-Qualified Stock Option Plan and Stock Bonus Plan are sometimes collectively referred to in this Prospectus as "the Plans". The terms and conditions of any stock bonus and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the stock bonus or stock option agreements between the Company and the Plan participants.

      Offers or resales of shares of Common Stock acquired under the Plan by "affiliates" of the Company are subject to certain restrictions under the Securities Act of l933. See "RESALE OF SHARES BY AFFILIATES".

      No person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus, in connection with the shares offered by this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offering in any state or jurisdiction to any person to whom it is unlawful to make such offer in such state or jurisdiction.

      The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "LTII".

With respect to the Company's Plans, the shares to which this prospectus relates will be sold from time to time by the Company when and if options granted pursuant to the Plans are exercised. In the case of shares issued by the Company pursuant to the Stock Bonus Plan, the shares will be deemed to be sold when the shares have been granted by the Company

                             TABLE OF CONTENTS

                                                                     Page
                                                                     ----

AVAILABLE INFORMATION   4DOCUMENTS INCORPORATED BY REFERENCE..........4

GENERAL INFORMATION...................................................4

INCENTIVE STOCK OPTION PLAN...........................................7

NON-QUALIFIED STOCK OPTION PLANS......................................8

STOCK BONUS PLANS.....................................................10

OTHER INFORMATION REGARDING THE PLANS.................................10

ADMINISTRATION OF THE PLANS...........................................11

RESALE OF SHARES BY AFFILIATES........................................12

AMENDMENT, SUSPENSION OR TERMINATION OF THE PLANS.....................12

DESCRIPTION OF COMMON STOCK...........................................12

EXPERTS...............................................................12

EXHIBITS:

    Each Plan referred to in this Prospectus.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of l934 and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission. Such reports, proxy statements, and other information concerning the Company can be inspected at the Commission's office at 100 F Street, NE., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov.

      All documents incorporated by reference, as well as other information concerning the Plans, other than exhibits to such reports and documents, are available, free of charge to holders of shares or options granted pursuant to the Plans, upon written or oral request directed to: the Company 61A Fawcett Rd., Coquitlam, British Columbia, Canada, V3K 6V2, telephone: (888) 955-8883.

      This Prospectus does not contain all information set forth in the Registration Statement, of which this Prospectus is a part, which the Company has filed with the Commission under the Securities Act of l933 and to which reference is hereby made. Each statement contained in this Prospectus is qualified in its entirety by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

(1)  Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

(2)  Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005.

(3)  Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005.


      All reports and documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

      The Company does not intend to update this Prospectus in the future unless and until there is a material change in the information contained herein.

                               GENERAL INFORMATION

      The Company has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. In some cases the plans described above are collectively referred to as the "Plans". The terms and conditions of any stock bonus and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the stock bonus or stock option agreements between the Company and the Plan participants.

      A summary of the Company's Plans follows.

      Incentive Stock Option Plan. The Company's Incentive Stock Option Plan authorizes the issuance of shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

      Non-Qualified Stock Option Plan. The Company's Non-Qualified Stock Option Plan authorizes the issuance of shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Board of Directors.

      Stock Bonus Plan. The Company has a Stock Bonus Plan which allows for the issuance of shares of Common Stock to the Company's employees, directors, officers, consultants or advisors, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Summary.

      The following sets forth certain information as of October 18, 2005 concerning the stock options and stock bonuses granted by the Company pursuant to the Plans. Each option represents the right to purchase one share of the Company's common stock.

                                  Total      Shares                   Remaining
                                 Shares   Reserved for   Shares        Options/
                               Reserved   Outstanding   Issued As      Shares
Name of Plan                  Under Plans   Options    Stock Bonus   Under Plans
------------                  ----------- ------------ -----------   -----------

Incentive Stock Option Plan     750,000     340,000         N/A         105,000
Non-Qualified Stock Option
 Plan                        10,850,000     776,825         N/A       9,016,505
Stock Bonus Plan              1,650,000         N/A     877,812         772,188

     The Company's officers, directors and the persons listed below have received options or shares of the Company's common stock as a stock bonus:

Incentive Stock Options

                       Shares                      Expiration  Options Expired/
                      Subject  Exercise  Date of     Date of    Exercised as of
Option Holder        To Option  Price     Grant      Option    October 18, 2005
-------------        --------- --------  -------   ----------  ----------------

Robert Kaul          340,000        (1)   8/08/05    8/08/10             --
Employee               5,000      $0.50   3/04/03    3/04/04          5,000
Consultant           300,000      $0.23  10/07/04   10/07/06        300,000
                     -------
                     305,000

(1) The greater of $0.30 or the average of the immediately preceding ten day closing prices of the Company's common stock.

Non-Qualified Stock Options

                       Shares                      Expiration  Options Expired/
                      Subject    Exercise Date of    Date of    Exercised as of
Option Holder        To Option    Price    Grant     Option    October 18, 2005
-------------        ---------   -------- -------  ----------  ----------------

Scott Bullis           52,800     $0.35   07/26/04   08/26/07              --
Scott Bullis            6,400     $0.75   07/26/04   08/26/07              --
Scott Bullis          400,000     $0.35   07/26/04   08/26/07              --
Scott Bullis          200,000     $0.50   07/26/04   08/26/07              --
Kimberly Landry       359,000     $0.04   10/06/04   11/04/04         359,000
KimberlyLandry        130,000     $0.04   10/06/04   11/18/04         130,000
Kimberly Landry        11,000     $0.04   10/06/04   10/06/14              --
Other employees and
    consultants       674,295    $0.05/$0.50     *          *         567,670
                   ----------                                       ----------
                    1,833,495                                        1,056,670
                    =========                                        =========
*  Various dates

Stock Bonuses
                                     Shares Issued
Name                                 as Stock Bonus         Date Issued
----                                 --------------         -----------

Kimberly Landry                          205,000             10/04/04
Robert Humber                            100,000             10/04/04
Douglas Sinclair                         175,000             10/04/04
Kimberly Landry                           20,000             12/31/04
Kimberly Landry                           10,000             01/25/05
Other employees and consultants          367,812          Various dates
                                        --------
                                         877,812
                                        ========

                           INCENTIVE STOCK OPTION PLAN

Securities to be Offered and Persons Who May Participate in the Plan
--------------------------------------------------------------------

      All employees of the Company are eligible to be granted options pursuant to the Incentive Stock Option Plan as may be determined by the Company's Board of Directors that administers the Plan.

      Options granted pursuant to the Plan will terminate at such time as may be specified when the option is granted.

      The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $l00,000.

      In the discretion of the Board of Directors options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any option) is first exercisable. However, no option, or any portion thereof may be exercisable until one year following the date of grant. In no event shall an option granted to an employee then owning more than l0% of the Common Stock of the Company be exercisable by its terms after the expiration of five years from the date of grant, nor shall any other option granted pursuant to the Plan be exercisable by its terms after the expiration of ten years from the date of grant.

Purchase of Securities Pursuant to the Plan
-------------------------------------------

      The purchase price per share of common stock purchasable under an option is determined by the Company's Board of Directors but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of the Company's outstanding shares). An option may be exercised, in whole or in part, at any time, or in part, from time to time, during the option period, by giving written notice of exercise to the Board of Directors at the Company's offices specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price either by a payment of cash, bank draft or money order payable to the Company At the discretion of the Board of Directors payment of the purchase price for shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Board of Directors. No shares shall be issued until full payment has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock for which certificates have been issued. Under no circumstances may an option be exercised after the expiration of the option.

Tax Aspects of Incentive  Stock Options  Granted Under the Plan (U.S.  Taxpayers
Only)
--------------------------------------------------------------------------------

      Options granted under the Plan will be incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code") and will be subject to the provisions of the Code. Generally, if Common Stock of the Company is issued to an employee pursuant to an option granted as described below, and if no disqualifying disposition of such shares is made by such employee within one year after the transfer of such shares to him or within two years after the date of grant: (a) no income will be realized by the employee at the time of the grant of the option; (b) no income will be realized by the employee at the date of exercise; (c) when the employee sells such shares, any amount realized in excess of the option price will be taxed as a long-term capital gain and any loss sustained will be a long-term capital loss; and (d) no deduction will be allowed to the Company for federal income tax purposes. Generally, if any disqualifying disposition of such shares is made by an employee within one year after the transfer of such shares to him, or within two years after the date of grant, the difference between the amount paid for the shares upon exercise of the option and the fair market value of the shares on the date the option was exercised will be taxed as ordinary income in the year the disqualifying disposition occurs and the Company will be allowed a deduction for such amount. However, if such disqualifying disposition is a sale or exchange for which a loss would have been recognized (if sustained), the amount taxed to the employee as ordinary income (and deductible by the Company) will be limited to the excess of the amount realized upon such sale or exchange over the amount paid for the shares where such excess is less than the amount referred to in the preceding sentence. This limitation does not apply to a disposition of the type as to which losses (if sustained) are not recognized as deductible losses for income tax purposes, e.g., a gift, a sale to certain related persons or a so-called "wash" sale (a sale within 30 days before or after the acquisition of the Company's shares or the receipt of an option or the entering into a contract to buy the Company's shares). If the shares are sold in a disqualifying disposition during such one-year period and the amount realized is in excess of the fair market value of the shares at the time of exercise, such excess will be taxed as a long-term or short-term capital gain depending upon the holding period.

      An employee who exercises an incentive stock option may be subject to the alternative minimum tax since the difference between the option price and the fair market value of the stock on the date of exercise is an item of tax preference. However, no item of preference will result if a disqualifying disposition is made of the optioned stock.

                         NON-QUALIFIED STOCK OPTION PLAN

Securities to be Offered and Persons Who May Participate in the Plan
--------------------------------------------------------------------

      The Company's employees, directors and officers, and consultants or advisors to the Company are eligible to be granted options pursuant to the Non-Qualified Stock Option Plan as may be determined by the Company's Board of Directors that administers the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Options granted pursuant to the Plan not previously exercised will terminate at such other time as may be specified when the option is granted.

      In the discretion of the Board of Directors options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any option) is first exercisable. In no event shall an option be exercisable by its terms after the expiration of ten years from the date of grant.

Purchase of Securities Pursuant to the Plan
-------------------------------------------

      The purchase price per share of common stock purchasable under an option is determined by the Company's Board of Directors. An option may be exercised, in whole or in part, at any time, or in part, from time to time, during the option period, by giving written notice of exercise to the Board of Directors at the Company specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price either by a payment of cash, bank draft or money order payable to the Company At the discretion of the Board of Directors payment of the purchase price for shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be used at the discretion of the Board of Directors. No shares shall be issued until full payment has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock for which certificates have been issued. Under no circumstances may an option be exercised after the expiration of the option.

Tax Aspects of Options Granted Under the Plan (U.S. Taxpayers Only)
-------------------------------------------------------------------

      The difference between the option price and the market value of the shares on the date the option is exercised is taxable as ordinary income to an Optionee at the time of exercise and to the extent such difference does not constitute unreasonable compensation is deductible by the Company at that time. Gain or loss on any subsequent sale of shares received through the exercise of an option will be treated as capital gain or loss.

      Since the amount of income realized by an Optionee on the exercise of an option under the Plans represents compensation for services provided to the Company, the Company may be required to withhold income taxes from the Optionee's income even though the compensation is not paid in cash. To withhold the appropriate tax on the transfer of the shares, the Company will (i) reduce the number of shares issued or distributed to reflect the necessary withholding,
(ii) withhold the appropriate tax from other compensation due to the Optionee, or (iii) condition the transfer of any shares to the Optionee on the payment to the Company of an amount equal to the taxes required to be withheld.

                                STOCK BONUS PLAN

Securities to be Offered and Persons Who May Participate in the Plan
--------------------------------------------------------------------

      Under the Stock Bonus Plan, the Company's employees, directors and officers, and consultants or advisors to the Company will be eligible to receive a grant of the Company's shares, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The aggregate number of shares which may be granted may not exceed the amount available in the Bonus Share Reserve. The grant of the Company's shares rests entirely with the Company's Board of Directors administering the Plan. It is also left to the Board of Directors to decide the type of vesting and transfer restrictions which will be placed on the shares.

Tax Aspects of Shares Granted Pursuant to the Plan (U.S. Taxpayers Only)
------------------------------------------------------------------------

      Any shares of stock transferred to any person pursuant to the Stock Bonus Plan will be subject to the provisions of Section 83 of the Internal Revenue Code. Consequently, if (and so long as) the shares received remain substantially nonvested, the recipient of the shares will not have to include the value of these shares in gross income. The shares will remain substantially nonvested so long as they are subject to a substantial risk of forfeiture and are nontransferable. A substantial risk of forfeiture exists if a person's rights in the shares are conditioned upon the future performance of substantial services. Nontransferability will exist if a person is restricted from selling, assigning or pledging these shares, and, if transfer is permitted, a transferee is required to take the shares subject to the substantial risk of forfeiture. However, in the year such shares become either transferable or not subject to a substantial risk of forfeiture, the recipient of the shares will be required to include in gross income for that taxable year the excess of the share's fair market value at the time they became vested over the amount (if any) paid for such shares. This amount will be taxable as ordinary compensation income.

      There is available an election through which a person can choose to recognize as ordinary income in the year of transfer the excess of the share's fair market value at the time of transfer over the amount (if any) the person paid for such shares. By making this election any future appreciation (depreciation) in value will be treated as appreciation (depreciation) attributable to a capital asset rather than as compensation income. An election to be valid must be made within thirty (30) days of the date on which the shares are issued by the Company

      The Company does not recognize income when granting or transferring shares to the recipient of the shares pursuant to the Plans. Furthermore, Section 83 permits the Company to take an ordinary business deduction equal to the amount includable by the recipient of the shares in the year the recipient recognizes the value of the shares as income.

                      OTHER INFORMATION REGARDING THE PLANS

      All shares to be issued pursuant to the Plans will, prior to the time of issuance, constitute authorized but unissued shares or treasury shares.

    The terms and conditions upon which a person will be permitted to assign or hypothecate options or shares received pursuant to any of the Plans will be determined by the Company's Board of Directors that administers the Plans. In general, however, options are non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board of Directors when the shares were issued.

      Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the stock option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of the Company or the period of time a non-employee must provide services to the Company.

    Each Option shall be exercisable from time to time during a period (or periods) determined by the Company's Board of Directors and ending upon the expiration or termination of the Option; provided, however, the Board of Directors may, limit the number of shares purchaseable in any period or periods of time during which the Option is exercisable.

      Employment by the Company does not include a right to receive bonus shares or options pursuant to the Plans. Only the Board of Directors has the authority to determine which persons shall be issued bonus shares or granted options and, subject to the limitations described elsewhere in this Prospectus and in the Plans, the number of shares of Common Stock issuable as bonus shares or upon the exercise of any options.

      The Plans are not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

      The description of the U.S. federal income tax consequences as set forth in this Prospectus is intended merely as an aid for such persons eligible to participate in the Plans, and the Company assumes no responsibility in connection with the income tax liability of any person receiving shares or options pursuant to the Plans. Persons receiving shares or options pursuant to the Plans are urged to obtain competent professional advice regarding the applicability of federal, state and local tax laws.

      As of the date of this Prospectus, and except with respect to shares or options which have not yet vested, no terms of any Plan or any contract in connection therewith creates in any person a lien on any of the securities issuable by the Company pursuant to the Plans.

                           ADMINISTRATION OF THE PLANS

      The Plans are administered by a Company's Board of Directors. The Company's Directors serve for a one-year tenure and until their successors are elected. The Company's Directors are elected each year at the annual shareholder's meeting. A Director may be removed at any time by the vote of a majority of the Company's shareholders represented in person or by proxy at any special meeting called for the purpose of removing one or more directors. Any vacancies which may occur on the Board of Directors will be filled by the majority vote of the remaining directors. The Board of Directors is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select eligible employees of the Company to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

                         RESALE OF SHARES BY AFFILIATES

      Shares of common stock acquired pursuant to the Plans may be resold freely, except that any person deemed to be an "affiliate" of the Company, within the meaning of the Securities Act of l933 (the "Act") and the rules and regulations promulgated thereunder, may not sell shares acquired by virtue of the Plans unless such shares are sold by means of a special Prospectus, are otherwise registered by the Company under the Securities Act for resale by such person or an exemption from registration under the Act is available. Rule l44, promulgated under the Act, which contains limitations on the manner of sale and the amount of shares that may be sold, provides an exemption from registration under the Act. An employee who is not an officer or director of the Company generally would not be deemed an "affiliate" of the Company.

      In addition, the acquisition of shares or options by officers and directors may be considered a "purchase" and the sale thereof will generally be considered a "sale" for purposes of Section l6(b) of the Securities Exchange Act of l934.

                  AMENDMENT, SUSPENSION OR TERMINATION OF PLANS

      The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension shall not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

                           DESCRIPTION OF COMMON STOCK

      The common stock issued as a stock bonus and the common stock issuable upon the exercise of any options granted pursuant to the Plans entitles holders to receive such dividends, if any, as the Board of Directors declares from time to time; to cast one vote per share on all matters to be voted upon by stockholders; and to share ratably in all assets remaining after the payment of liabilities in the event of liquidation, dissolution or winding up of the Company. The shares carry no preemptive rights. All shares offered under the Plans will, upon issuance by the Company (and against receipt of the purchase price in the case of options), be fully paid and non-assessable.

                                     EXPERTS

      The financial statements as of December 31, 2004 and for each of the two years in the period ended December 31, 2004 incorporated by reference in this prospectus from the Company's annual report on Form 10-KSB have been audited by Dale Matheson Carr-Hilton Labonte, independent registered public accountants, as stated in their report dated March 31, 2005 which is incorporated herein by reference, and have been so incorporated in reliance upon the report of Dale Matheson Carr-Hilton Labonte given upon their authority as experts in accounting and auditing.